Exhibit 99.1

Lantheus Acquires Global Rights to Life Molecular Imaging’s Novel Therapeutic and Diagnostic Pair

Targeting GRPR for Prostate and Breast Cancers

Deal Further Strengthens Lantheus’ Prostate Cancer Portfolio and Expands Pipeline to Include Breast Cancer

BEDFORD, Mass., June 27, 2024 – Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced its acquisition of the global rights of Life Molecular Imaging’s (“Life Molecular”) RM2, targeting the gastrin-releasing peptide receptor (GRPR), including the associated novel, clinical-stage radiotherapeutic and radiodiagnostic pair, referred to as 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2. This acquisition strengthens Lantheus’ presence in prostate cancer and expands its pipeline to include breast and other cancers. The agreement includes global rights1 to this radiotheranostic pair for an upfront payment of $35 million and potential regulatory milestone payments plus royalties.

Lantheus’ acquisition of worldwide rights to 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2 underscores its dedication to pioneering cancer care and marks a significant step towards addressing unmet medical needs in prostate and breast cancer treatment. RM2 was discovered at the Universities Bern and Basel and development was originally performed by Bayer Pharma AG. It was subsequently licensed to Life Molecular. 68Ga-DOTA-RM2 targets cancers overexpressing GRPR, such as prostate, breast, lung, pancreatic, colorectal, gastric and ovarian cancers and has been extensively studied in various tumor types. First-in-human dosimetry showed a favorable safety and dosimetry profile and confirmed preclinical data demonstrating dose-dependent efficacy of 177Lu-DOTA-RM2. Lantheus intends to begin a Phase 1/2a study with 177Lu-DOTA-RM2 in prostate cancer patients in 2025. 68Ga-DOTA-RM2 will be used as a companion diagnostic.

“While new PSMA-targeted diagnostics and therapeutics are transforming prostate cancer care, there are many patients for whom PSMA-targeted therapy may not be appropriate,” said Brian Markison, Lantheus CEO. “Targeting GRPR with 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2 creates a potential new option to expand access to radiotheranostics for more prostate cancer patients. This expands our therapeutic offerings and opens avenues for commercial synergies.”

Life Molecular, a subsidiary of Life Healthcare Group, will complete the Phase 1/2a dose escalation study in collaboration with Lantheus.

“With Lantheus’ experience developing and providing access to radiotheranostics in cancer, we are confident in our decision to hand them the reins for this promising theranostic pair and are honored to work with them toward improving the future for people with prostate and breast cancer,” said Ludger Dinkelborg, CEO, Life Molecular Imaging.

Wolf, Greenfield & Sacks, P.C. acted as legal advisor to Lantheus in connection with the transaction.

About GRPR

Gastrin-releasing peptide receptor (GRPR) is a member of the bombesin G protein-coupled receptor family. It has been found to be overexpressed in multiple cancers, including prostate, breast, lung and others.2

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

About Life Molecular Imaging (Life Molecular)

Life Molecular Imaging (Life Molecular) is a global radiopharmaceutical company dedicated to developing and offering novel cutting-edge radiopharmaceuticals that improve early detection and characterization of chronic and life-threatening diseases, leading to better therapeutic outcomes and improved quality of life. Life Molecular is an affiliate of Life Healthcare Group – an international people-centered, diversified healthcare organization with four decades of experience in the South African private healthcare sector. To learn more, please visit https://life-mi.com.

About Life Healthcare Group

Life Healthcare is a global people-centered, diversified healthcare organization listed on the Johannesburg Stock Exchange. Life Healthcare has over 40 years’ experience in the South African private healthcare sector, and currently operates 64 healthcare facilities in southern Africa. Services include acute hospital care, acute physical rehabilitation, acute mental healthcare, renal dialysis, oncology, diagnostic and molecular imaging and health risk management services which include occupational health and wellness services. The Group also owns Life Molecular Imaging, a radiopharmaceutical business dedicated to developing and globally commercializing innovative radiopharmaceuticals. Visit: https://www.lifehealthcare.co.za/ | https://life-mi.com/

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “intends,” “may,” “potential,” “will,” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) the timing and potential outcomes of clinical studies using 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2, including the Phase 1/2a study; (ii) a delay in obtaining, or failure to obtain, a positive regulatory outcome from the FDA and other regulatory authorities for 177Lu-DOTA-RM2 or 68Ga-DOTA-RM2; (iii) our ability to launch 177Lu-DOTA-RM2 or 68Ga-

DOTA-RM2 as commercial products; (iv) the market receptivity to 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2 as radiotheranostics; (v) the existence, availability and profile of competing products; (vi) our ability to obtain and maintain adequate coding, coverage and payment for 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2; (vii) the safety and efficacy of 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2; (viii) the intellectual property protection of 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2; (ix) our ability to successfully develop and scale the manufacturing capabilities to support the launch of 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2; and (x) the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q).

[1]	Lantheus’ global rights are exclusive for therapeutic fields in all countries and diagnostic fields in the Americas and co-exclusive with Life Molecular for diagnostic fields outside of the Americas.
[2]	Ma, Y., Gao, F. Advances of radiolabeled GRPR ligands for PET/CT imaging of cancers. Cancer Imaging 24, 19 (2024). https://doi.org/10.1186/s40644-024-00658-y

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, External Communications

646-975-2533

media@lantheus.com